UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2016

First Trinity Financial Corporation
(Exact Name of registrant as specified in its charter)

Commission File No.       000-52613

Oklahoma	34-1991436
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7633 East 63rd Place, Suite 230, Tulsa, Oklahoma	74133-1246
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2016 Annual Meeting of the shareholders of First Trinity Financial Corporation (the “Company”) was held on Wednesday, May 18, 2016 at 1:00 P.M. Central Daylight Savings Time at the Renaissance Tulsa Hotel and Convention Center, 6808 South 107th East Avenue, Tulsa, Oklahoma 74133-2587.

QUORUM

The total number of votes eligible to be cast at said Meeting of Shareholders, determined at the close of business on March 23, 2016 the record date fixed by the Company’s Board of Directors for determination of the number of votes that may be cast at said Meeting and of those persons entitled to notice of and to vote at said Meeting, was 7,802,593.

There were present at said Meeting, in person or by proxy, persons entitled to cast 3,978,760 votes.

There being present at said Meeting, either in person or by proxy, persons entitled to cast more than 50% of the total number of votes eligible to be cast thereat, a quorum was present for the transaction of business.

PROPOSALS

The proposals voted on and approved or disapproved by the shareholders of the Company at the Annual Meeting were as follows:

Proposal Number 1

To elect eight (8) directors to hold office for a term of one year or until their successors are duly elected and qualified.

The following eight (8) individuals were elected. The votes were cast as follows:

	Total	Withhold	For All	Net
Director	Votes	All	Except	Total

Gregg E. Zahn	3,978,760	43,366	221	3,935,173
William S. Lay	3,978,760	43,366	0	3,935,394
Bill H. Hill	3,978,760	43,366	0	3,935,394
Will W. Klein	3,978,760	43,366	0	3,935,394
Charles W. Owens	3,978,760	43,366	1,103	3,934,291
George E. Peintner	3,978,760	43,366	0	3,935,394
Gary L. Sherrer	3,978,760	43,366	0	3,935,394
Gerald J. Kohout	3,978,760	43,366	0	3,935,394

Proposal Number 2

To ratify the selection of Kerber, Eck & Braeckel LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

The Company’s shareholders ratified the appointment of Kerber, Eck & Braeckel LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2016. The votes were cast as follows:

Public Accounting Firm	Total	Against	Abstained	Votes For
Kerber, Eck & Braeckel LLP	3,978,760	20,123	9,016	3,949,621

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Trinity Financial Corporation

Date: May 18, 2016	By:	/s/ Gregg E. Zahn
Gregg E. Zahn President and Chief Executive Officer

3